UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report; date of earliest event reported)

April 29, 2026

(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10

Detroit, Michigan 48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On April 29, 2026, Ally Financial Inc. (“Ally”) filed a Certificate of Designation (the “Certificate”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of Ally’s 7.100% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”). The Certificate was filed in connection with the Underwriting Agreement (as defined in Item 8.01 below).

The Series D Preferred Stock ranks, with respect to the payment of dividends and distributions upon Ally’s liquidation, dissolution or winding-up, respectively: (i) senior to Ally’s common stock and to any class or series of its capital stock it may issue in the future that is not expressly stated to be on parity with or senior to the Series D Preferred Stock with respect to such dividends and distributions; (ii) on parity with any class or series of Ally’s capital stock it has issued and may issue in the future that is expressly stated to be on parity with the Series D Preferred Stock with respect to such dividends and distributions, including Ally’s 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) and Ally’s 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”); and (iii) junior to any class or series of Ally’s capital stock it may issue in the future that is expressly stated to be senior to the Series D Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock.

Under the terms of the Series D Preferred Stock, the ability of Ally to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire Ally’s common stock or any other stock ranking junior to or on a parity with the Series D Preferred Stock, including the Series B Preferred Stock and the Series C Preferred Stock, is subject to restrictions in the event that Ally has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series D Preferred Stock for the most recently completed dividend period.

The terms of the Series D Preferred Stock are more fully described in the Certificate, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2026, Ally filed the Certificate with the Secretary of State of the State of Delaware, amending Ally’s Amended and Restated Certificate of Incorporation by establishing Ally’s Series D Preferred Stock, consisting initially of 1,000,000 authorized shares, $0.01 par value and $1,000 liquidation value per share.

Ally will pay dividends on the Series D Preferred Stock only when, as, and if declared by its board of directors (the “Board”) or a duly authorized committee of Ally’s board and to the extent that Ally has lawfully available funds to pay dividends. Dividends on the Series D Preferred Stock will accrue on the liquidation amount of the Series D Preferred Stock at a rate per annum equal to (i) 7.100% from the date of original issue to, but excluding, August 15, 2031 (the “first reset date”); and (ii) for each reset period from, and including, August 15, 2031, the five-year treasury rate, as defined in the Certificate, as of the most recent reset dividend determination date plus 3.148%. A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the first reset date, will not be adjusted for business days. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period

The Series D Preferred Stock has a liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series D Preferred Stock only to the extent Ally’s assets are available after satisfaction of all liabilities and obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series D Preferred Stock as to liquidation rights and pro rata as to any other shares of Ally’s capital stock ranking on a parity with the Series D Preferred Stock as to such distributions, including the Series B Preferred Stock and the Series C Preferred Stock. After payment of the full amount of the liquidating distribution, holders of the Series D Preferred Stock are not entitled to any further participation in any distribution of Ally’s assets.

The Series D Preferred Stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of Ally for their repurchase, redemption or retirement and will be perpetual unless redeemed at Ally’s option. Ally may redeem the Series D Preferred Stock at its option at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends to, but excluding the date of redemption, without accumulation of undeclared dividends, (i) in whole or in part, from time to time, on any dividend payment date on or after August 15, 2031 or (ii) in whole but not in part, at any time within 90 days following the occurrence of a “regulatory capital treatment event” (as defined in the Certificate). Any redemption of the Series D Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System or any successor appropriate federal banking agency. The Series D Preferred Stock has no preemptive or conversion rights.

The Series D Preferred Stock has no voting rights except with respect to certain changes in the terms of the Series D Preferred Stock and in the case of certain dividend non-payments.

The terms of the Series D Preferred Stock are more fully described in the Certificate, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On April 27, 2026, Ally entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale in an underwritten offering of 1,000,000 shares of the Series D Preferred Stock. The shares of Series D Preferred Stock were sold at a public offering price of $1,000 per share and the Underwriters agreed to purchase the shares from Ally at a discount of $10 per share. On May 1, 2026, Ally closed the public offering of the Series D Preferred Stock pursuant to the Underwriting Agreement.

The offering was made, and the Series D Preferred Stock was issued, pursuant to Ally’s effective registration statement on Form S-3 (File No. 333-290659) (the “Registration Statement”) previously filed with the SEC, as supplemented by the final prospectus supplement dated April 27, 2026, and relating to the offering of Series D Preferred Stock filed with the SEC on April 29, 2026.

In connection with the public offering of the Series D Preferred Stock, Ally is filing the Underwriting Agreement, a legal opinion and consent as, respectively, Exhibit No. 1.1, Exhibit No. 5.1 and Exhibit No. 23.1 to this Form 8-K, each of which is incorporated by reference in its entirety into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of April 27, 2026, among Ally Financial Inc., and BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (including Ally’s Underwriting Agreement Standard Provisions (Preferred Stock)).

3.1	Certificate of Designation of 7.100% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D of Ally Financial Inc., dated April 29, 2026, filed with the Secretary of State of the State of Delaware and effective April 29, 2026.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: May 1, 2026	By:	/s/ Austin T. McGrath
	Name:	Austin T. McGrath
	Title:	Controller and Chief Accounting Officer